Exhibit (8)(a)(ii)


                          NOVEMBER 5, 1999 AMENDMENT TO
                             PARTICIPATION AGREEMENT
                                      AMONG
                             THE ALGER AMERICAN FUND
                         FRED ALGER MANAGEMENT INC. and
                    GREAT AMERICAN RESERVE INSURANCE COMPANY

         The March 31, 1995 Participation Agreement among The Alger American Fund, Fred Alger Management, Inc. and Great American Reserve Insurance Company is hereby amended as follows:

1. All references to "Great American Reserve Insurance Company" are hereby changed to "Conseco Variable Insurance Company", effective this date. This change reflects the change in the Company's name from Great American Reserve Insurance Company to Conseco Variable Insurance Company.

2. Schedule A thereto is hereby modified by changing the names of the existing asset accounts from "Great American Reserve Variable Annuity Account C" and "Great American Reserve Variable Annuity Account E" to "Conseco Variable Annuity Account C" and "Conseco Variable Annuity Account E", and adding four new asset accounts of the Conseco Variable Insurance Company to that schedule, which shall read as follows:

                                   SCHEDULE A

                            SEGREGATED ASSET ACCOUNTS

-Conseco Variable Annuity Account C
-Conseco Variable Annuity Account E
-Conseco Variable Annuity Account F
-Conseco Variable Annuity Account G
-Conseco Variable Annuity Account H
-Conseco Variable Life Account A


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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date. November 5, 1999.

                                  `        THE ALGER AMERICAN FUND

                                           By:  /s/ Gregory S. Duch
                                                --------------------------------
                                           Gregory S. Duch
                                           Treasurer

                                           FRED ALGER MANAGEMENT, INC.

                                           By:  /s/ Gregory S. Duch
                                                --------------------------------
                                           Gregory S. Duch
                                           Executive Vice President

                                           CONSECO VARIABLE INSURANCE
                                           COMPANY

                                           By:  /s/ Jon Davis
                                                --------------------------------
                                           Name:  Jon Davis
                                           Title:  Senior Vice President